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                                                                      EXHIBIT 12


                            THE TIMES MIRROR COMPANY

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                            (IN THOUSANDS OF DOLLARS)

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                                                                                    YEAR TO DATE
                                                                                    ENDED JUNE 30,
                                                                                        1998
                                                                                    --------------
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Fixed charges:
   Interest expense ..........................................................        $ 34,716
   Portion of rents deemed to be interest ....................................           6,540
   Amortization of debt expense ..............................................             937
                                                                                      --------
          Total fixed charges ................................................          42,193

Preferred dividends ..........................................................          18,481
                                                                                      --------
   Fixed charges and preferred dividends .....................................        $ 60,674
                                                                                      ========

Earnings:
   Income from continuing operations before income tax provision .............        $151,019
   Fixed charges .............................................................          42,193
   Amortization of capitalized interest ......................................           1,954
    Add: Equity loss from less than 50% owned unconsolidated affiliates ......           9,782
                                                                                      --------
        Total earnings .......................................................        $204,948
                                                                                      ========

Ratio of earnings to fixed charges ...........................................            4.9x

Ratio of earnings to fixed charges and preferred dividends ...................            3.4x
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